UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2007

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Dial-A-Cup, Inc. Spin-Out

On July 31, 2007, Rubicon Financial Incorporated (the “Company”) entered into a Separation and Distribution Agreement with Dial-A-Cup, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“DAC”), whereby the Company has agreed to spin-out at least 50% of the shares of DAC common stock owned by the Company to the Company’s shareholders on a ten for one basis (each shareholder of the Company will receive one DAC share for every ten shares they hold in the Company).

The Separation and Distribution Agreement further provides, among other things, for the principal corporate transactions required to effect the spin-out and certain other agreements governing the Company’s relationship with DAC after the spin-out. Generally, DAC will take all of the business, assets and liabilities transferred to or assumed by it pursuant to the Separation and Distribution Agreement or other ancillary agreements on an “as is, where is” basis without representations or warranties by the Company. A copy of the Separation and Distribution Agreement is attached hereto as Exhibit 2.8 and incorporated by reference herein.

DAC is required to file a registration statement on Form SB-2 to register shares of DAC common stock to be distributed to the Company’s shareholders. The record date for the distribution of DAC shares shall be set as the tenth day following effectiveness of the SB-2 registration statement. Fractional shares of DAC will be rounded up to the nearest whole DAC share. Following the completion of the distribution, DAC plans to seek a market maker to quote its common stock on the Over-the-Counter Bulletin Board.

Stock Cancellation Agreement

On July 31, 2007, concurrent with the execution of the Separation and Distribution Agreement, the Company entered into a Stock Cancellation Agreement by and among the Company, DAC and Timothy McDermott, an individual and majority shareholder of the Company. A condition to the Company’s agreement to spin-out DAC was that Mr. McDermott transfer 3,100,000 shares to certain individuals affiliated with the Company and also cancel 6,000,000 shares of the Company’s common stock. A copy of the Share Cancellation Agreement is attached hereto as Exhibit 10.8 and incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the execution of the Separation and Distribution Agreement described in Item 1.01 above, once the distribution is effectuated, all of the assets of DAC will no longer be owned by the Company. However, the Company will maintain an equity ownership in DAC of up to 50%.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
2.8	Separation and Distribution Agreement by and between Rubicon Financial Incorporated and Dial-A-Cup, Inc.
10.8	Stock Cancellation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr., Chief Executive Officer

Date: August 6, 2007